UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  December 29, 2004


                                                                  IRS
                Exact name of registrants as specified in      Employer
 Commission  their charters, address of principal executive  Identification
 File Number     offices and registrants' telephone number      Number
------------ ----------------------------------------------  ---------------
   1-14465                       IDACORP, Inc.                  82-0505802
    1-3198                    Idaho Power Company               82-0130980
                            1221 W. Idaho Street
                              Boise, ID 83702-5627
                                 (208) 388-2200

               State or Other Jurisdiction of Incorporation: Idaho

                                      None
-------------------------------------------------------------------------------
          Former name or former address, if changed since last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule
14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                                  IDACORP, Inc.
                               IDAHO POWER COMPANY
                                    Form 8-K

ITEM 1.01       ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 3, 2005, Idaho Power Company, including its parent IDACORP, Inc. and all subsidiaries and affiliates (collectively the "Company"), entered into a Consulting Agreement ("Agreement") with Robert W. Stahman. Mr. Stahman, formerly Vice President, General Counsel and Secretary for the Company, retired on December 31, 2004. The Agreement is for a two year term commencing January 3, 2005 and is subject to automatic one year extensions on each anniversary following January 3, 2007, unless either party gives 90 days prior written notice not to extend. The Agreement provides that Mr. Stahman will provide legal services that may be required by the Company from time to time during the term of the Agreement and that the Company will compensate him at the rate of $200 per hour. Mr. Stahman will not work more than 100 hours per month or more than 1000 hours prior to January 3, 2007 without prior written consent. The Agreement further provides that the Company may terminate the Agreement for cause and includes confidentiality provisions.

ITEM 8.01       OTHER EVENTS

On December 29, 2004, the Idaho Public Utilities Commission ("IPUC") issued Order No. 29669 allowing Idaho Power Company ("Idaho Power") to recover $11.58 million in revenues and $1.9 million of interest resulting from Idaho Power's Irrigation Load Reduction Program ("Program"). The recovery will be included as part of Idaho Power's annual power cost adjustment beginning June 1, 2005. Idaho Power expects to record the revenues and $1.7 million of the interest in 2004. The Program was implemented, with IPUC approval, to encourage Idaho Power's large irrigation customers to reduce their energy consumption during the 2001 growing season which coincided with regional drought conditions and high energy prices resulting from the California energy situation. While the IPUC allowed Idaho Power to recover the direct costs of the Program under the annual 2002-2003 power cost adjustment, the IPUC issued an order in April 2002 denying Idaho Power's request to recover lost revenues resulting from the Program. In May 2002, Idaho Power filed a Petition for Reconsideration, which the IPUC denied in August 2002. As a result of this decision, Idaho Power expensed approximately $12 million and appealed the decision to the Idaho Supreme Court. On March 30, 2004, the Idaho Supreme Court set aside the IPUC order denying Idaho Power's recovery of the lost revenues and remanded the matter to the IPUC to determine the amount of lost revenues to be recovered. The IPUC petitioned for reconsideration in April 2004. In May 2004, the IPUC petition was denied and the IPUC proceeded under Modified Procedure, which allowed the case to be handled through written public comments rather than by public hearing.

ITEM 9.01       FINANCIAL STATEMENTS AND EXHIBITS

  (c)  Exhibits.

   Number       Description

   10 Consulting Agreement, dated as of January 3, 2005, by and between Robert W. Stahman and Idaho Power Company, including its parent IDACORP, Inc. and all subsidiaries and affiliates

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.


Dated:  January 4, 2005

                                           IDACORP, Inc.

                                           By:   /s/ Darrel T. Anderson
                                                 ----------------------
                                                 Darrel T. Anderson
                                                 Senior Vice President -
                                                 Administrative Services
                                                 and Chief Financial Officer



                                           IDAHO POWER COMPANY

                                           By:   /s/ Darrel T. Anderson
                                                 ----------------------
                                                 Darrel T. Anderson
                                                 Senior Vice President -
                                                 Administrative Services
                                                 and Chief Financial Officer

                                INDEX TO EXHIBITS

Number                Description

10 Consulting Agreement, dated as of January 3, 2005, by and between Robert W. Stahman and Idaho Power Company, including its parent IDACORP, Inc. and all subsidiaries and affiliates